Exhibit 10.1

TOWER BANCORP, INC.

1995 NON-QUALIFIED STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

By this Agreement, dated as of                      (the “Date of Grant”), pursuant to the Tower Bancorp, Inc. 1995 Stock Option Plan (the “Plan”), Tower Bancorp, Inc. (the “Corporation”) grants and gives to                     , an adult individual (the “Recipient”), the option and right, but not the obligation, to purchase from the Corporation up to              shares of its common stock at the purchase price of $             for each such share (the “Option Price”), under and subject to the terms and provisions set forth in this Agreement and the Plan (the “Option”). The Option Price is intended to be 100% of the fair market value of a share of the Corporation common stock as of the Date of Grant as determined in accordance with the Plan. It is intended that the Option granted by this Agreement is and shall be a Non-Qualified Option as defined in the Plan.

The term of this Option shall be ten (10) years from the Date of Grant. Subject to the other provisions of this Agreement and the Plan, the Option hereby granted shall vest and become and be exercisable in accordance with the following schedule:                     . Notwithstanding anything to the contrary, including the foregoing vesting schedule, this Option shall vest and become 100% exercisable upon a Change of Control (as defined below) and as otherwise provided herein or in the Plan.

The Option granted by this Agreement shall be exercisable during the lifetime of the Recipient only by the Recipient and shall not be salable, transferable, or assignable by the Recipient except by his or her will or pursuant to applicable laws of descent and distribution and pursuant to terms of said Plan. Except as otherwise provided in this Agreement or in the Plan, this Option may only be exercised while the Recipient is an employee of the Corporation or a Subsidiary of the Corporation. In the event of Recipient’s termination of employment for any reason other than death, Disability or Retirement or following a Change of Control (as such terms are defined below), this Option shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of twelve (12) months following termination. If the Recipient’s termination of employment is due to death, Disability or Retirement or following a Change of Control, all Options granted to such Recipient hereby shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Recipient or the Recipient’s legal representative or beneficiaries, as applicable, for a period of one (1) year following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the option term set forth above. For purposes hereof: (i) the term “Disability” or “Disabled” shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or its subsidiaries, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation or its subsidiaries, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; (ii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified pension benefit plan maintained by the Corporation or its subsidiaries, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion; and (iii) “Change of Control” shall mean any of the following: (A) the occurrence of, or execution of an agreement providing for a merger, consolidation, division or other fundamental transaction involving the Corporation, a sale, exchange, transfer or other disposition of substantially all of the assets of the Corporation, or a purchase by the Corporation of substantially all of the assets of another entity, unless (1) such merger, consolidation, division, sale, exchange, transfer, purchase, disposition or other transaction is approved in advance by eighty percent (80%) or more of the members of the Board of Directors of the Corporation who are not interested in the transaction and (2) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of the Corporation; or (B) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)), other than the Corporation or any “person” who on the date hereof is a director or officer of the Corporation is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty (20%) percent or more of the combined voting power of the Corporation’s then outstanding securities; or (3) any other change in control of the Corporation similar in effect to any of the foregoing, as determined in good faith by the Committee.

If the Recipient desires to exercise the Option under this Agreement, the Recipient shall do so by properly completing, signing, and returning to the Secretary of the Corporation, or to the person designated by said corporate Secretary, the Notice of Exercise in the form attached to and made a part of this Agreement, together with full payment by the Recipient for the common shares being purchased hereunder in legal tender of the United States of America. The Corporation may withhold issuance and delivery to the Recipient of any or all stock certificate or certificates for such shares being purchased hereunder until full collection by the Corporation or its depository of full payment for such shares and until there is full compliance with and satisfaction of all applicable terms and provisions of and under the Plan and this Agreement. The Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions’ income and other tax withholding requirements prior to its issuance and delivery of any stock certificate or certificates for such shares hereunder. The Recipient shall have no rights or powers with respect to any shares of such common stock that may be or are being purchased hereunder unless and until one or more stock certificates for such shares are issued and delivered to the Recipient.

Nothing in this Agreement or the Plan shall or does confer upon the Recipient any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate the Recipient and his or her employment and other relationships.

The Option granted by this Agreement is and shall be under and subject to all of the provisions of this Agreement and the Plan, and may be exercised only as, when, during the time or times, and in the manner provided in this Agreement and the Plan. The provisions of the Plan are hereby incorporated by reference in and as a part of this Agreement, and this Agreement in all respects shall be interpreted and construed in accordance with the Plan. Words and phrases that are assigned definitions in the Plan shall have the same respective meanings when used in this Agreement. The Recipient acknowledges that he or she has received a complete copy of the Plan and has read and is familiar with its provisions. The provisions of this Non-Qualified Stock Option Agreement shall be interpreted and construed under and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America which, to that extent, shall govern.

The Corporation has duly executed this Non-Qualified Stock Option Agreement as of the      day of             ,         .

ATTEST:	TOWER BANCORP, INC.

By:
(Asst) Secretary		Andrew Samuel, Chairman

Acceptance by Recipient

The undersigned Recipient, intending to be legally bound, hereby accepts and agrees to the terms and provisions of the preceding Non-Qualified Stock Purchase Option Agreement and the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan.

Date:
Employee

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